Exhibit 32.1

Certification
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Berliner Communications, Inc., a Delaware corporation (the “Company”), does hereby certify that:

The Quarterly Report on Form 10-Q for the quarter ended September 30, 2009 (the “Periodic Report”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Richard B. Berliner
Richard B. Berliner
Chief Executive Officer
(Principal Executive Officer)

/s/ Raymond A. Cardonne, Jr.
Raymond A. Cardonne, Jr.
Chief Financial Officer and Treasurer
(Principal Financial Officer)

November 16, 2009

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of the Periodic Report or as a separate disclosure document.

A signed original of this written statement required by Section 906 has been provided to Berliner Communications, Inc. and will be retained by Berliner Communications, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.